EXHIBIT 99.1

SolarWindow Raises $25 Million for

Manufacturing Electricity-Generating Glass

Scottsdale, AZ - November 28th, 2018 - SolarWindow Technologies, Inc. (OTC: WNDW; www.solarwindow.com), developer of transparent coatings that turn ordinary glass into electricity-generating windows, today announced the completion of a $25 million equity financing. Kalen Capital Corporation (KCC), the family office of Mr. Harmel S. Rayat, founder and Chairman of the company, has invested approximately $24.9 million in this round.

"This capital infusion marks a historical inflection point for SolarWindow and our nearly 15,000 shareholders. With this capital in hand and a decade of research and development behind us, we can now purchase equipment and hire personnel required for manufacturing of electricity-generating glass, a brand-new form of electrification," stated Mr. John Conklin, President and CEO of SolarWindow Technologies.

Mr. Rayat originally conceived the idea of transparent electricity-generating glass to harness the endless amounts of solar energy streaming through millions of building windows daily. A decade later, SolarWindow™ is the subject of more than 90 U.S. and international patents and trademarks, numerous record-setting breakthroughs, and independent, third-party validation. His investment today will drive Mr. Rayat's early vision forward to a commercial product.

"My financial investment and confidence in SolarWindow is stronger than ever. I believe that we're in the right place at the right time, and am proud to support the launch of one of the most exciting technology start-ups in recent memory," stated Mr. Rayat.

"I envision SolarWindow changing the way we power our buildings with clean energy that not only benefits our environment, but also generates greater financial returns. As a commercial real estate investor and building owner, I see huge upside for developers, building owners, and even tenants who can lower their operating costs while increasing property values as green buildings."

When clad with electricity-generating windows, tall towers and skyscrapers could become clean power generators. A single SolarWindow™ installation on a 50-story building, for example, could reduce electricity costs by as much as 50% per year, avoid more than two million miles of equivalent carbon dioxide emitted by vehicles on the road, and achieve a one-year financial payback, according to independently-validated engineering modeling.

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Almost 40% of electricity in the U.S. is generated by fossil fuels. Reducing the burning of these fuels could help mitigate their impact on climate change, which a recent report mandated by U.S. Congress says is "an immediate threat, not a far-off possibility."

The $25 million equity financing announced today consisted of (i) $19.8 million cash component, of which KCC accounted for approximately $19.7 million, and (ii) an additional $5.2 million debt conversion component reflecting the conversion by KCC of $3.6 million principal amount of outstanding loan indebtedness and $1.6 million of accrued and unpaid interest thereon into equity of the company.

A description of the terms of the financing are included in the company's current report on Form 8-K, which is expected to be filed on or before November 30, 2018.

About SolarWindow Technologies, Inc.

SolarWindow Technologies, Inc. (Symbol: WNDW; www.solarwindow.com) creates transparent electricity-generating liquid coatings. When applied to glass or plastics, these coatings convert passive windows into electricity-generating windows, which produce power under natural, artificial, low, shaded, and even reflected light conditions.

Targeting the estimated 5.6 million U.S. commercial buildings, which consume almost $150 billion in electricity annually, the company's transparent electricity-generating windows could reduce energy costs by up to 50% and achieve a one-year financial payback for building owners, the industry's fastest financial return, according to independently-validated company power and financial modeling.

Power and Financial Model Disclaimer

The company's Proprietary Power Production & Financial Model (Power & Financial Model) uses photovoltaic (PV) modeling calculations, which are consistent with renewable energy practitioner standards for assessing, evaluating and estimating renewable energy for a PV project. The Power & Financial Model estimator takes into consideration building geographic location, solar radiation for flat-plate collectors (SolarWindow™ irradiance is derated to account for 360 degrees building orientation and vertical installation), climate zone energy use and generalized skyscraper building characteristics when estimating PV power and energy production, and carbon dioxide equivalents. Actual power, energy production and carbon dioxide equivalents modeled may vary based upon building-to-building situational characteristics and varying installation methodologies.

For additional information, please call Briana Erickson at 800-213-0689 or visit: www.solarwindow.com.

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Media Contact:

Damaak Group

415-488-5281

media@solarwindow.com

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Social Media Disclaimer

Investors and others should note that we announce material financial and other information to our investors using SEC filings and press releases. We use our website and social media to communicate with our subscribers, shareholders and the public about the company, SolarWindow™ technology development, and other corporate matters that are in the public domain. At this time, the company will not post information on social media that could be deemed to be material information unless that information was distributed to public distribution channels first. We encourage investors, the media, and others interested in the company to review the information we post on the company's website and the social media channels listed below:

•	Facebook
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* This list may be updated from time to time.

Legal Notice Regarding Forward-Looking Statements

No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although SolarWindow Technologies, Inc. (the "company" or "SolarWindow Technologies") believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words "may," "will," "should," "could," "expect," "anticipate," "estimate," "believe," "intend," or "project" or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the company's products, technical problems with the company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the company, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. There can be no assurance that further research and development will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that SolarWindow Technologies, Inc. will be able to develop commercially viable products on the basis of its technologies. In addition, other factors that could cause actual results to differ materially are discussed in the company's most recent Form 10-Q and Form 10-K filings with the Securities and Exchange Commission. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S. Securities & Exchange Commission at http://www.sec.gov. The company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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